                                                                  EXHIBIT (c)(3)

                                                                    CONFIDENTIAL

                                                                JUPITER ANALYSIS

NEW YORK

SILICON VALLEY

BOSTON

LONDON

TOKYO

                                                                   April 3, 2000


BROADVIEW INT'L LLC
MEMBER NASD
MEMBER SIPC

                                                                       BROADVIEW

CONFIDENTIAL

                  JUPITER PRODUCT OFFERING

                  - Jupiter provides e-business and web application hosting solutions designed to deliver business-to-business applications that leverage legacy corporate systems and application development resources

                  - Jupiter for Java provides a Java-based interface for mainframe and mini-computer software applications

                  - Jupiter Connects is a derivative for Java that uses open Java API to integrate mainframe and AS/400 applications with other applications.

                  - Jupiter for Visual Basic and Jupiter for Windows generate Visual Basic, ActiveX, Windows-based interfaces for mainframe and minicomputer applications

                  - Jupiter supports it customers implementation of these e-business solutions through its own consulting and integration services division

BROADVIEW

CONFIDENTIAL

                           PUBLIC COMPANY COMPARABLES

($Thousands Except Per Share Data)

                  OPERATING AND VALUATION STATISTICS

                                                                  PROJECTED                   SHARE
                                      TTM REVENUE    REVENUE      12/31/00        CASH &     PRICE AS        EQUITY MARKET
COMPANY (1)                               (2)        GROWTH        REVENUE      EQUIVALENTS  OF 3/30/00      CAPITALIZATION
------------                          -----------    -------      ---------     -----------  ----------      --------------

Ilog SA [ILOG]                           64,507         2.3%        76,800         14,790      64.02             914,079
Centura Software Corp [CNTR]             51,030       (4.6%)            NA         20,614      10.31             397,926
eXcelon [EXLN]                           60,810       (2.5%)        59,903         19,174      11.25             327,692
Saga Systems [AGS]                      213,283      (14.3%)       212,317         48,201      35.75           1,022,762
Progress Software [PRGS]                291,133        15.1%       317,831        166,147      23.44             953,109
Crystal Systems Solutions [CRYS]         45,907         7.0%        47,691         31,745      13.69             138,230
Merant PLC [MRNT]                       364,403           NA       440,058        102,909      27.25             779,350
Rogue Wave [RWAV]                        53,535        17.0%        54,242         30,698       7.63              79,912
Viasoft [VIAS]                           83,415      (27.1%)        79,388         75,420       6.44             125,249

                                                                         PROJECTED
                                       TOTAL MARKET       TTM TMC/R       12/31/00
COMPANY (1)                           CAPITALIZATION (3)  (2) (3)         TMC/R (3)
------------                          ------------------  ----------     ----------
Ilog SA [ILOG]                            905,399           14.04           11.79
Centura Software Corp [CNTR]              381,044            7.47              NA
eXcelon [EXLN]                            308,535            5.07            5.15
Saga Systems [AGS]                        975,890            4.58            4.60
Progress Software [PRGS]                  786,962            2.70            2.48
Crystal Systems Solutions [CRYS]          109,965            2.40            2.31
Merant PLC [MRNT]                         677,853            1.86            1.54
Rogue Wave [RWAV]                          49,214            0.92            0.91
Viasoft [VIAS]                             49,829            0.60            0.63



        Mean        136,447    (0.9%)      161,029       56,633    22.20      526,479      471,632     4.40     3.67

        High        364,403    17.0%       440,058      166,147    64.02    1,022,762      975,890    14.04    11.79
        Median       64,507    (0.1%)       78,094       31,745    13.69      397,926      381,044     2.70     2.39
        Low          45,907    (27.1%)      47,691       14,790     6.44       79,912       49,214     0.60     0.63

JACADA  [JCDA]       14,599    53.9%        23,257       55,660    14.63      257,559      202,279    13.86     8.70

Notes:

(1) Valuation information calculated using the closing price on 3/30/00. Projected financials calculated from selected analyst reports.

(2) TTM refers to Trailing Twelve Months ending 12/31/99 except for [MRNT] and [PRGS] which refer to 1/31/00 and 2/29/00 respectively.

(3) Total Market Capitalization (TMC) is defined as equity market capitalization (EMC) plus total debt and preferred stock less cash and cash equivalents.

BROADVIEW                                                                      3

CONFIDENTIAL

                      Summary of Jupiter Analyst Estimates

  Buyer Analysis

       (Thousands, except per share data)

Jupiter
Share Price as of 3/31/00      $  14.63
Equity Market Capitalization    257,559
Total Market Capitalization     202,279

                                                 2000                 2001
                                               Revenues   Revenue   Revenues    Revenue    2000 EPS   Earnings  2001 EPS   Earnings
Date            Analyst               Rating   Estimates  Multiple  Estimates   Multiple   Estimates  Multiple  Estimates  Multiple
----            -------               ------   ---------  --------  ---------   --------   ---------  --------  ---------  --------
01-Mar-00       Lehman Brothers (1)     Buy     $22,700     8.91     $34,950      5.79     ($0.08)        NM      $0.01    1,462.50
06-Dec-99       SG Cowen                Buy     $21,504     9.41          NA        NA     ($0.12)        NM         NA          NA
08-Mar-00       CIBC World Markets      Buy     $23,300     8.68     $37,400      5.41     ($0.07)        NM      $0.22       66.48

                Median                          $22,700     8.91     $36,175      5.60     ($0.08)        NM      $0.12      764.49

Note:

(1)  Lehman Brothers' revenue estimates are from 12-14-99

(2) Equity market capitalization and multiples uses Jupiter common shares outstanding at 12-31-99.

                                                                               4
BROADVIEW

CONFIDENTIAL

                           Jupiter Ownership Analysis

         Siginificant and Management Ownership(1)

         Summary

                                                Shares     Percentage
                                                ------     ----------
Institutional Owners                           6,364,981    36.1%
Total Management Ownership                     3,841,306    21.8%
                                              ==========    ====
Total Significant and Management Ownership    10,206,287    58.0%

Shares outstanding (12/31/99)                 17,610,893

         Institutional Owners

                            Numbers of
                              Shares
     Name of Owner            Owned            Percentage
     -------------            -----            ----------
Goldman Sachs Group         1,781,513            10.1%
STAR Ventures               1,685,520             9.6%
Hambrecht & Quist           1,112,655             6.3%
Gemini Israel Fund            985,013             5.6%
HarbourVest Partners LLC      800,280             4.5%
                            =========            ====
Total                       6,364,981            36.1%

Note:

(1)  Ownership and Shares outstanding data is as of 10/20/99.

                                                                               5
BROADVIEW

CONFIDENTIAL

                         Volcano and Jupiter Share Price

                        Volcano and Jupiter Daily Prices
                            From 10/18/99 To 3/31/00


[GRAPH]

BROADVIEW

CONFIDENTIAL

                       Volcano and Jupiter Exchange Ratio
                       Analysis

                            From 10/18/99 to 3/30/00

[GRAPH]

BROADVIEW                                                                      7

CONFIDENTIAL

                         Jupiter Weekly Price and Volume

                            From 10/18/99 To 3/30/00

[Graph]

BROADVIEW                                                                      8